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                                                                     EXHIBIT 4.1

                            BAM! ENTERTAINMENT, INC.

                        2003 STOCK OPTION, DEFERRED STOCK
                                       AND
                              RESTRICTED STOCK PLAN

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.

         (a) This plan is intended to implement and govern the 2003 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan") of BAM! Entertainment, Inc., a Delaware corporation (the "Company"). The Plan was adopted by the Board of Directors of the Company as of October 23, 2003 and by the stockholders of the Company as of December 19, 2003. The purpose of the Plan is to enable the Company to obtain and retain competent personnel who will contribute to the Company's success by their ability, ingenuity and industry, and to provide incentives to such personnel and members that are linked directly to increases in stockholder value, and will therefore, inure to the benefit of all stockholders of the Company.

         (b) For purposes of the Plan, the following terms shall be defined as set forth below:

                  (1) "Administrator" means the Board, or if the Board does not administer the Plan, the Committee, in accordance with Section 2.

                  (2) "Award" means any award of Deferred Stock, Restricted Stock or Stock Option.

                  (3)      "Board" means the Board of Directors of the Company.

                  (4) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                  (5)      "Commission" means the Securities and Exchange
Commission.

                  (6) "Committee" means the Compensation Committee of the Board, or any other Committee the Board may appoint to administer the Plan. If at any time the Board shall administer the Plan, then the functions of the Committee specified in the Plan shall be exercised by the Board.

                  (7) "Company" means BAM! Entertainment, Inc., a corporation organized under the laws of Delaware (or any successor corporation) and any parent corporation within the meaning of Section 425(e) of the Code, any subsidiary corporation with the meaning of Section 425(f) of the Code or any majority-owned subsidiary of a parent corporation.

                  (8)      "Deferred Stock" means an award made pursuant to
Section 6 below of the right to receive Stock at the end of a specified deferral period.

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                  (9)      "Disability" means, except as otherwise provided by
the Administrator and except in connection with exercise of an Incentive Stock Option whereby disability shall have the meaning set forth in Section 22(e)(3) of the Code, permanent and total disability as determined under the Company's disability program or policy, or if such disability program or policy does not exist, then any disability that renders Participant unable to serve the Company in the capacity for which such Participant served immediately prior to such disability.

                  (10) "Effective Date" shall mean the date provided pursuant to Section 15.

                  (11) "Eligible Person" means an employee, director, consultant or advisor of the Company eligible to participate in the Plan pursuant to Section 4.

                  (12) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (13) "Fair Market Value" means, as of any given date, with respect to any Awards granted hereunder, at the discretion of the Administrator and subject to such limitations as the Administrator may impose, (A) the closing sales price of the Stock on such date, or (B) the average of the closing sales price of the Stock on each day on which the Stock was traded over a period of up to twenty trading days immediately prior to such date, or (C) if the Stock is not publicly traded, the fair market value of the Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

                  (14) "Incentive Stock Option" means any Stock option intended to be designated as an "incentive stock option" within the meaning of
Section 422 of the Code.

                  (15) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

                  (16) "Participant" means any Eligible Person selected by the Administrator pursuant to the Administrator's authority in Section 2 below to receive Awards.

                  (17) "Restricted Period" means the period set by the Administrator as it pertains to Deferred Stock or Restricted Stock awards pursuant to Section 6.

                  (18) "Restricted Stock" means an award of shares of Stock granted pursuant to Section 6 subject to restrictions that will lapse with the passage of time or upon the attainment of performance objectives.

                  (19) "Securities Act" means the Securities Act of 1933, as amended.

                  (20) "Stock" means the common stock, $.001 par value, of the Company.

                  (21) "Stock Option" means an option to purchase shares of Stock granted pursuant to Section 5.

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SECTION 2. ADMINISTRATION.

         (a) The Plan shall be administered by the Board or by a Committee appointed by the Board, which shall serve at the pleasure of the Board; provided, however, that if the Stock is registered under Section 12 of the Securities Act and if the Committee does not consist solely of "Non-Employee Directors," as defined in Rule 16b-3 as promulgated by the Commission under the Exchange Act, and as such Rule may be amended from time to time, or any successor definition adopted by the Commission, then the Plan shall be administered, and each grant shall be approved, by the Board.

         (b) The Administrator shall have the power and authority to grant to Eligible Persons, pursuant to the terms of the Plan: (i) Stock Options, (ii) Deferred Stock, (iii) Restricted Stock, or (iv) any combination of the foregoing.

         In particular, the Administrator shall have the authority:

                  (1) to select those employees of the Company who are Eligible Persons;

                  (2) to determine whether and to what extent Stock Options, Deferred Stock, Restricted Stock or a combination of the foregoing, are to be granted to Eligible Persons of the Company;

                  (3) to determine the number of shares of Stock to be covered by each such Award;

                  (4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any such Award including, but not limited to, (i) the restricted period applicable to Deferred Stock or Restricted Stock awards, (ii) the date or dates on which restrictions applicable to such Deferred Stock or Restricted Stock shall lapse during such period, and (iii) when and in what increments shares covered by Stock Options may be purchased, subject to applicable rules and regulations and restrictions set forth herein; and

                  (5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options, Deferred Stock, Restricted Stock or any combination of the foregoing.

         (c) The Administrator shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         (d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

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SECTION 3. STOCK SUBJECT TO PLAN.

         (a) The total number of shares of Stock reserved and available for issuance under the Plan shall be 1,500,000 shares. Such shares shall consist of authorized but unissued shares.

         (b) To the extent that (i) a Stock Option expires or is otherwise terminated without being exercised or (ii) any shares of Stock subject to any Deferred Stock or Restricted Stock award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future Awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future Awards under the Plan. If the exercise price of any Stock Option award, or the withholding obligation arising from a Stock Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery of by attestation), only the number of shares of Stock issued, not of the shares of Stock tendered, shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

         (c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split or other change in corporate structure affecting the Stock, an appropriate substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan, and (ii) the kind, number and option price of shares subject to outstanding Awards granted under the Plan as may be determined by the Administrator, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion; provided, however, that with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

SECTION 4. ELIGIBILITY.

         Officers, employees and directors of, and consultants and advisors providing services to, the Company shall be eligible to be granted Non-Qualified Stock Options, Deferred Stock or Restricted Stock awards hereunder. Officers and other key employees of the Company shall also be eligible to be granted Incentive Stock Options hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Persons recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares covered by each Award.

SECTION 5. STOCK OPTIONS FOR ELIGIBLE PERSONS.

         (a) Stock Options may be granted to Eligible Persons alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a

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stock option agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder. The prospective recipient of a Stock Option shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award (a "Stock Option Agreement" and has delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the Award date.

         The Stock Options granted under the Plan to Eligible Persons may be of two types: (x) Incentive Stock Options and (y) Non-Qualified Stock Options.

         (b) The Administrator shall have the authority under this Section 5 to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options; provided, however, that Incentive Stock Options may not be granted to any individual who is not an employee of the Company. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

         (c) Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall, in its sole discretion, deem desirable:

                  (i) Option Price. The option price per share of Stock purchasable under an Incentive Stock Option shall be determined by the Administrator, in its sole discretion, at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock on such date, and shall not, in any event, be less than the par value of the Stock, if any. The option price per share of Stock purchasable under a Non-Qualified Stock Option may be less than 100% of such Fair Market Value, but in no event less than 85% of such Fair Market Value. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and a Stock Option is granted to such employee, the option price of such Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Stock Option is granted.

                  (ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

                  (iii) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that, except as provided herein or unless otherwise determined by the Administrator at or after grant, Stock Options shall be exercisable one year following the date of

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grant of the option. With respect to Stock Options issued to non-officer employees of the Company, such Stock Options shall vest at least 20% per year over the five-year period commencing from the date of grant. To the extent not exercised, installments shall accumulate and be exercisable in whole or in part at any time after becoming exercisable but not later than the date the Stock Option expires. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine in its sole discretion.

                  (iv) Method of Exercise. Subject to Subsection 5(c)(iii), Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its cash equivalent, as determined by the Administrator. The Administrator may, in its sole discretion, accept payment in whole or in part on behalf of the Company (i) in the form of unrestricted Stock already owned by the optionee, or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an Award hereunder (based, in each case, on the Fair Market Value of the Stock), (ii) by cancellation of any indebtedness owed by the Company to the optionee, (iii) by a full recourse promissory note executed by the optionee, (iv) by requesting that the Company withhold whole shares of Common Stock then issuable upon exercise of the Stock Option (based on the Fair Market Value of the Stock), (v) by arrangement with a broker which is acceptable to the Administrator where payment of the option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the shares underlying the option to the Company, or (vi) by any combination of the foregoing; provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. Any payment in the form of stock already owned by the optionee may be effected by use of an attestation form approved by the Administrator. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, the shares received upon the exercise of such Stock Option (to the extent of the number of shares of Restricted Stock surrendered upon exercise of such Stock Option) shall be restricted in accordance with the original terms of the Restricted Stock award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon the exercise of such option. An optionee shall generally have the rights to dividends and other rights of a stockholder with respect to shares subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 10.

         (d) The Company may make loans available to Stock Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company, (ii) be subject to the terms and conditions set forth in this paragraph and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest, if any, at such rate as the Administrator shall determine and (iv) be subject to Board approval. In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the par value of the shares of Stock

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covered by the option, or portion thereof, exercised by the holder and (y) any
Federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Administrator; provided, however, that the term of the loan, including extensions, shall not exceed seven (7) years. Unless the Administrator determines otherwise, when a loan is made, shares of Common Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

         (e) No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution. Incentive Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

         (f) If an optionee's employment with the Company terminates by reason of death or Disability, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Administrator shall determine at or after grant), by the legal representative of the optionee, by the legal representative of the estate of the optionee, or by the legatee of the optionee under the will of the optionee, for a period of at least six (6) months from the date of such death or Disability. In the event of a termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Qualified Stock Option.

         (g) Except as otherwise provided in this paragraph or otherwise determined by the Administrator, if an optionee's employment with the Company terminates for any reason other than death or Disability (except for termination for cause as defined by applicable law), the optionee must exercise his or her Stock Options, to the extent then exercisable (or on such accelerated basis as the Administrator shall determine at or after grant), within thirty (30) days from the date of such termination. If the optionee does not exercise his or her Stock Options within this thirty (30) day period, the Stock Options automatically terminate, and such Stock Options become null and void.

         (h) If the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted to an optionee under this Plan and all other plans of the Company become exercisable for the first time by the optionee during any calendar year exceeds $100,000, then such Stock Options shall be treated as Non-Qualified Stock Options to the extent such exceeds $100,000.

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SECTION 6. DEFERRED STOCK AND RESTRICTED STOCK.

         (a) Deferred Stock and Restricted Stock awards may be issued to Eligible Persons either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Persons, and the time or times at which grants of Deferred Stock or Restricted Stock awards shall be made; the number of shares to be awarded; the price to be paid by the recipient of Deferred Stock or Restricted Stock awards; the Restricted Period (as defined in paragraph 6(c) hereof) applicable to Deferred Stock or Restricted Stock awards; the performance objectives applicable to Deferred Stock or Restricted Stock awards; the date or dates on which restrictions applicable to such Deferred Stock or Restricted Stock awards shall lapse during such Restricted Period; and all other conditions of the Deferred Stock or Restricted Stock awards. The purchase price of any Deferred Stock or Restricted Stock award must be at least 85% of the Fair Market Value of the Stock at the time the Participant is granted the right to purchase shares under the Plan, or at the time the purchase is consummated. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of Stock of the Company, than the purchase price of the Deferred Stock or Restricted Stock award must be 100% of the Fair Market Value of the Stock either at the time the Participant is granted the right to purchase shares under the Plan, or at the time the purchase is consummated. The Administrator may also condition the grant of Deferred Stock or Restricted Stock awards upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Deferred Stock or Restricted Stock awards need not be the same with respect to each recipient.

         (b) The prospective recipient of a Deferred Stock or Restricted Stock award shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award (a "Deferred Stock Award Agreement" or "Restricted Stock Award Agreement" as appropriate) and has delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the Award date.

         Except as provided below in this paragraph (b) of Section 6, (i) each Participant who is awarded Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the BAM! Entertainment, Inc. 2003 Stock Option, Deferred Stock and Restricted Stock Plan and a Restricted Stock Award Agreement entered into between the registered owner and BAM! Entertainment, Inc. Copies of such Plan and Agreement are on file in the offices of BAM! Entertainment, Inc."

         The Company shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and, as a condition of

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any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

         With respect to Deferred Stock awards, at the expiration of the Restricted Period, stock certificates in respect of such shares of Deferred Stock shall be delivered to the Participant, or his legal representative, in a number equal to the shares of Stock covered by the Deferred Stock award.

         (c) The Deferred Stock or Restricted Stock awards granted pursuant to this Section 6 shall be subject to the following restrictions and conditions:

                  (i) Subject to the provisions of the Plan and the Deferred Stock or Restricted Stock Award Agreements, during such period as may be set by the Administrator commencing on the grant date (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Deferred Stock or Restricted Stock awarded under the Plan other than by will or the laws of descent and distribution. Within these limits, the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination, death or Disability or the occurrence of a "Change of Control" as defined in Section 9 below; provided, however, that the restriction on transferability referenced as above may not be waived.

                  (ii)     Except as provided in paragraph (c)(i) of this
Section 6, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon during the Restricted Period. With respect to Deferred Stock awards, the Participant shall generally not have the rights of a stockholder of the Company, including the right to vote the shares during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award shall be paid to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares of Deferred Stock or Restricted Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

                  (iii) Subject to the provisions of the Deferred Stock or Restricted Stock Award Agreement and this Section 6, upon termination of employment for any reason during the Restricted Period, all shares subject to any restriction as of the date of such termination shall be forfeited by the Participant, and the Participant shall only receive the amount, if any, paid by the Participant for such Deferred Stock or Restricted Stock, plus simple interest on such amount at the rate of 6% per year.

SECTION 7. AMENDMENT AND TERMINATION.

         (a) The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of the Participant under

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any Award theretofore granted without such Participant's consent, or that without the approval of the stockholders (as described below) would:

                  (i) except as provided in Section 3, increase the total number of shares of Stock reserved for the purpose of the Plan;

                  (ii) change the employees or class of employees eligible to participate in the Plan;

                  (iii) extend the maximum option period under Section 5 of the Plan.

         (b)      Notwithstanding the foregoing, stockholder approval under this
Section 7 shall only be required at such time and under such circumstances as stockholder approval would be required under applicable federal and state laws, regulations and exchange or listing requirements.

         (c) The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3, no such amendment shall impair the rights of any holder without his or her consent.

SECTION 8. UNFUNDED STATUS OF PLAN.

         The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company.

SECTION 9. CHANGE OF CONTROL.

         The following acceleration and valuation provisions shall apply in the event of a "Change of Control", as defined in paragraph (b) of this Section 9:

         (a) In the event of a "Change of Control," (but prior to such Change of Control, as applicable) the Board may, without limitation and in its sole and absolute discretion, do any, or any combination, of the following:

                  (i) declare that the restrictions applicable to any Restricted Stock or Deferred Stock awards under the Plan shall lapse in full or in part, and that such shares and Awards shall be deemed fully or partially vested;

                  (ii) declare that some or all indebtedness incurred pursuant to paragraph (e) of Section 5 above shall be forgiven and the collateral pledged in connection with any such loan shall be released in full or in part;

                  (iii) declare that the value of all or some of the outstanding Awards shall, to the extent determined by the Administrator at or after grant, be cashed out by a payment of cash or other property, as the Administrator may determine, on the basis of the "Change of Control

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Price" (as defined in paragraph (c) of this Section 9) as of the date the Change of Control occurs or such other date as the Administrator may determine prior to the Change of Control; or

                  (iv) permit the successor corporation (in the event of a Change of Control pursuant to subparagraph (b)(ii) of this Section 9), pursuant to a written agreement signed by the parties, to substitute equivalent Awards or provide substantially similar consideration to Participants as was or will be provided to stockholders after making any appropriate adjustment as such parties deem necessary or appropriate for restrictions attaching to such Awards, including, but not limited to, vesting and exercise price.

         A Participant's individual Award may, but is not required to, provide what occurs upon a Change of Control. To the extent a Participant's individual Award determines what occurs upon a Change of Control, the terms of such Award shall be dispositive in the event of a Change of Control.

         (b) For purposes of paragraph (a) of this Section 9, a "Change of Control" shall be deemed to have occurred if:

                  (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Stock of the Company) is or becomes after the Effective Date the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person or any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                  (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                  (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         (c) For purposes of this Section 9, "Change of Control Price" means the higher of (i) the highest price per share paid or offered in any transaction related to a Change of Control of the Company or (ii) the highest price per share paid in any transaction reported on the exchange or

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national market system on which the Stock is listed, at any time during the preceding sixty day period as determined by the Administrator, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Administrator decides to cash out such options.

SECTION 10. GENERAL PROVISIONS.

         (a) The Administrator may require each person granted Awards to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

         All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange or national market system upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) Each Participant shall, no later than the date as of which the value of an Award first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

         (d) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

         (e) This Plan is purely voluntary on the part of the Company, and while the Company hopes to continue it indefinitely, the continuance of the Plan shall not be deemed to constitute a contract between the Company and any employee or other person, or to be consideration for or a condition of the employment of any employee. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the employ of the Company, to interfere with the right of the Company to discharge or retire any employee thereof at any time. No employee shall have any right to or interest in Awards authorized hereunder prior to the grant of such Awards to

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such employee, and upon such grant he or she shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Certificate of Incorporation, as the same may be amended from time to time.

         (f) The Company shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding Stock Option or Award under the Plan, unless such individual is a key employee whose duties with the Company (or any parent or subsidiary of the Company) assures such individual access to equivalent information.

SECTION 11. SPECIFIC PERFORMANCE.

         The Stock Options granted under this Plan and the Shares issued pursuant to the exercise of such Stock Options cannot be readily purchased or sold in the open market, and, for that reason among others, the Company and its stockholders will be irreparably damaged in the event that this Plan is not specifically enforced. In the event of any controversy concerning the right or obligation to purchase or sell any such Stock Option, such right or obligation shall be enforceable in a court of equity by a decree of a specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

SECTION 12. INVALID PROVISION.

         In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid unenforceable provision was not contained herein.

SECTION 13. APPLICABLE LAW.

         This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 14. SUCCESSORS AND ASSIGNS.

         This Plan shall be binding on and inure to the benefit of the Company and the employees to whom an Award is granted hereunder, and such employees' heirs, executors, administrators, legatees, personal representatives, assignees and transferees.

SECTION 15. EFFECTIVE DATE OF PLAN.

         The Plan became effective (the "Effective Date") on October 23, 2003.

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SECTION 16. TERM OF PLAN.

         No Stock Option, Deferred Stock or Restricted Stock award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

         IN WITNESS WHEREOF, pursuant to the due authorization and adoption of this Plan by the Board on the day and year first above written, the Company has caused this Plan to be duly executed by its duly authorized officer.

                                        BAM! ENTERTAINMENT, INC.,
                                        a Delaware corporation

                                        By:          /s/  Stephen Ambler
                                            -----------------------------------
                                            Name:  Stephen Ambler
                                            Title: Chief Financial Officer

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